Exhibit 99.8


                        Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 33-30019 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 1, 1996 on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Lincoln, Nebraska
February 27, 1996